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                                                                    EXHIBIT 10.6


                                 AMENDMENT TO
                     1995 HEALTHPLAN SERVICES CORPORATION
                          DIRECTORS STOCK OPTION PLAN

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     THIS AMENDMENT TO 1995 HEALTHPLAN SERVICES CORPORATION DIRECTORS STOCK
OPTION PLAN (the "Amendment") is made as of October 10, 2000 by HEALTHPLAN SERVICES CORPORATION, a Delaware corporation hereinafter referred to as "Company." This Amendment amends that certain 1995 HealthPlan Services Corporation Directors Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Plan.

     1) Amendment to Article V. Article V of the Plan is hereby deleted in its entirety and replaced with the following:

                            "Shares Subject to Plan

     The total number of shares of the Common Stock which are available for granting options hereunder shall be 360,000 (subject to adjustment as provided in this Article V and in Article VIII). The shares of Common Stock issued upon exercise of an Option shall be made available, in the discretion of the Board, either from authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company. In the event that any Option terminates for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to that Option shall once again become available for the granting of Options."


     2) Other Provisions. Except as provided above, all terms, conditions, and provisions of the Plan shall remain in full force and effect.